ACQUISITION AGREEMENT

THIS AGREEMENT is dated December 10, 2004

BETWEEN:

RTO INVESTMENTS CORP., a Bahamian corporation

AND

TERRA NOSTRA TECHNOLOGY LTD., a Nevada corporation

WHEREAS:

A.

RTO Investments Corp. (“RTO”) is a private company, having a registered office address of Ansbacher House, PO Box N-7768, Bank Lane, Nassau, Bahamas;

B.

Terra Nostra Technology Ltd. (“Terra Nostra”) is a Nevada corporation with its common shares listed for trading on the United States Over the Counter Bulletin Board (“OTC/BB”) under the trading symbol TNRL, and having an office address of Suite 2818, 1 Place Ville Marie, Montreal, Quebec, Canada.

C.

RTO has entered into a Joint Venture Agreement (”RTO JV Agreement”) with SJCCL (as defined herein).

D.

RTO has agreed to terminate the RTO JV Agreement and allow Terra Nostra to enter into a new Joint Venture Agreement directly with SJCCL, subject to the issuance to RTO and/or its assigns, of 38,000,000 Post Reverse Split Common Shares (as defined herein) of Terra Nostra (the “Terra Nostra Acquisition Shares”), to be delivered at Closing (as defined herein).

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  The following terms shall have the following respective meanings:

(a)

“Closing Date” shall mean on or before January 15, 2005 or any other date that the parties hereto agree to in writing;

(b)

“SJCCL” shall mean the Shandong Jinpeng Copper Co., Ltd., a private corporation organized under the laws of the Province of Shandong, People’s Republic of China;

(c)

“Joint Venture Agreement” shall mean the Joint Venture Agreement entered into by and between Terra Nostra and SJCCL, a copy of which is attached hereto as Schedule 1.01C hereto;

(d)

 “Joint Venture Company” shall mean the Chinese Foreign Joint Venture Company, Shandong Terra Nostra – Jinpeng Metallurgical Co., Ltd., to be formed pursuant to the Joint Venture Agreement, of which Terra Nostra shall own fifty-one percent (51%) and SJCCL shall own forty-nine percent (49%);

(e)

 “RTO Solicitor” shall mean the law firm of Lindsay Kenney of #400, 20033 64th Avenue, Langley, British Columbia;

(f)

 “Terra Nostra Solicitor” shall mean the law firm of Lawler & Associates of 1530 – 9th Avenue SE, Calgary, Alberta.

(g)

“Post Reverse Split Common Shares” shall mean shares of common stock of Terra Nostra issued subsequent to the completion of a reverse split of the common shares of Terra Nostra on the basis of one common share for every ten common shares issued and outstanding as at the date of this Agreement, which shall be completed pursuant to Section 6.07(a)(i).

ARTICLE II

THE ACQUISITION

Section 2.01.

Acquisition.  Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, Terra Nostra agrees to issue to RTO, and/or its assigns, 38,000,000 Post Reverse Split Common Shares of Terra Nostra, and RTO agrees to terminate the RTO JV Agreement and allow Terra Nostra to enter into a new Joint Venture Agreement directly with SJCC (the “Acquisition”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RTO

Section 3.01.

Organization, Standing and Authority; Foreign Qualification.

(a)

RTO is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas with all requisite power and authority to enter into this Agreement.  RTO has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)

RTO is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in the jurisdiction of the Bahamas, which is the only jurisdiction in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that RTO is required to qualify or otherwise be licensed therein.  RTO does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02.

Execution and Delivery.  This Agreement has been duly executed and delivered by RTO and thereby constitutes a valid and binding agreement, enforceable against RTO in accordance with its terms.

Section 3.03.

Consents and Approvals.  The execution, delivery and performance of this Agreement, and the completion of the transactions contemplated herein, have been or will be prior to Closing, consented to and approved by the Board of Directors and shareholders of RTO and no other consent, approval or action shall be required.

Section 3.04.  No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of RTO;

(b)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon RTO; and

(c)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation that relates to RTO.

Section 3.05.

Right to Terminate.  RTO has the right to terminate the RTO JV Agreement, and upon doing so, the RTO JV Agreement will be terminated completely, with RTO having no further rights or interest to the RTO JV Agreement.

Section 3.06.

Termination of RTO JV Agreement.  Prior to or simultaneous with the execution of this Agreement, RTO shall enter into a written agreement with SJCCL which shall terminate the RTO JV Agreement without any further costs, conditions or restrictions to or on SJCCL (the “RTO JV Termination Agreement”), a copy of which is attached hereto as Schedule 3.06 hereto.

Section 3.07.

Material Information.

(a)

This Agreement, the Schedules hereto, the RTO JV Termination Agreement, and all other information provided in writing by RTO, or representatives thereof, to Terra Nostra, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)

There are no facts or conditions, which have not been disclosed to Terra Nostra in writing, which, individually or in the aggregate, could have a material adverse effect on RTO to perform any of its obligations pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TERRA NOSTRA

Terra Nostra represents and warrants to RTO as follows:

Section 4.01.

Organization, Standing and Authority of Terra Nostra.  Terra Nostra is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

Section 4.02.   Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by Terra Nostra and constitutes the valid and binding agreement of Terra Nostra enforceable against Terra Nostra in accordance with its terms.

Section 4.03.

Consents and Approvals.  Terra Nostra shall effect all such actions as may be required to obtain the requisite shareholder approvals as shall be required to complete the terms of this Agreement.

Section 4.04.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Terra Nostra;

(b)

violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Terra Nostra is a party or by or to which its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Terra Nostra or upon the securities, assets or business of Terra Nostra;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Terra Nostra or to the securities, properties or business of Terra Nostra; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or licence held by Terra Nostra.

Section 4.05.

Capitalization.

(a)

Schedule 4.05 sets forth the authorized capitalization of Terra Nostra and the issued and outstanding common shares as at the date of this Agreement, which is the only class of the Company’s capital stock, as of the date of this Agreement, and prior to the completion of the Reverse Split, as per Section 6.07(a)(i); and

(b)

Schedule 4.05 also sets forth all of the outstanding warrants and options and any other security issued by Terra Nostra that carry the right to purchase or acquire additional shares of Terra Nostra Common Stock and the terms thereof, as of the date of this Agreement, and prior to the completion of the Reverse Split.

Section 4.06.

Brokerage.  No broker or finder, has acted, directly or indirectly, for Terra Nostra, nor has Terra Nostra incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 4.07.

Certificate of Incorporation and By-Laws.

(a)

Terra Nostra has heretofore delivered to RTO true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Secretary of State) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Terra Nostra; and

(b)

The minute books of Terra Nostra accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees for the period from December 31, 2003 to the date hereof.

Section 4.08.

Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by Terra Nostra or representatives thereof to RTO, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to RTO in writing which, individually or in the aggregate, could have a material adverse effect on Terra Nostra or a material adverse effect on the ability of Terra Nostra to perform any of its obligations pursuant to this Agreement.

Section 4.09.

Financial Statements.

(a)

Terra Nostra’ audited financial statements for the years ended December 31, 2002 and December 31, 2003 as filed on Form 10-KSB (the “Audited Financial Statements”) with the Securities and Exchange Commission (“SEC”) are true, correct and complete in all material respects and fairly present the financial condition of Terra Nostra and the results of its operations for the periods then ended and were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

(b)

Terra Nostra has, or will have prior to the Closing Date, provided to the Shareholders, the unaudited financial statements of Terra Nostra, for the period ended November 30, 2004 (together with the Audited Financial Statements, the “Terra Nostra Financial Statements”).  The Terra Nostra Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Terra Nostra and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; and

(c)

RTO shall have the right to inspect, review and approve any debts incurred by Terra Nostra subsequent to the Terra Nostra Financial Statements, that individually or in aggregate, exceed $10,000.

Section 4.10.

Undisclosed Liabilities. Except for the debt to be settled as detailed in Section 6.10 below, Terra Nostra was not subject to, and since that date Terra Nostra has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $30,000.

Section 4.11.

Compliance with Laws.  To the best of Terra Nostra’ knowledge, Terra Nostra is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Terra Nostra and Terra Nostra has not received written notice that any violation is being alleged.

Section 4.12. Actions and Proceedings.  Except as may be reflected or included on Terra Nostra Financial Statements, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Terra Nostra.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Terra Nostra threatened against or involving Terra Nostra.

Section 4.13. Contracts.

(a)

Terra Nostra at the Closing shall not be a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of Terra Nostra, or to any other entity in which Terra Nostra has an interest;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Terra Nostra of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Terra Nostra agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(ix)

contracts containing covenants of Terra Nostra not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Terra Nostra in any line of business or in any geographical area;

(x)

contracts relating to the making of any loan by Terra Nostra;

(xi)

contracts relating to the borrowing of money by Terra Nostra or the direct or indirect guarantee by Terra Nostra of any obligation for, or an agreement by Terra Nostra to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 4.14  Operations of Terra Nostra.  Except as contemplated by this Agreement, since the date of the Terra Nostra Financial Statements, Terra Nostra has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $30,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee) under which Terra Nostra is obligated to make or would receive payments in any one year of $10,000 or more;

(h)

granted or suffered any lien on any of its assets or properties;

(i)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(j)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business; or

(k)

entered into any other contract or other transaction that materially increases the liabilities of Terra Nostra.

Section 4.15.

Absence of Certain Changes.  Since

the date of the Terra Nostra Financial Statements, there has been no event, change or development which could have a material adverse effect on Terra Nostra.

ARTICLE V

RTO’S COVENANTS AND AGREEMENTS

Section 5.01.

Conduct of RTO Pending the Closing Date.  From the date of this Agreement to the Closing Date:

(a)

RTO shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date;

(b)

RTO shall promptly notify Terra Nostra of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by RTO; and

(c)

RTO shall not conduct any action or omission that could directly or indirectly affect Terra Nostra’s negotiations or ability to enter into the Joint Venture Agreement.

Section 5.02.  Expenses.  RTO, shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

ARTICLE VI

TERRA NOSTRA’S COVENANTS AND AGREEMENTS

Section 6.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, Terra Nostra shall conduct its business substantially in the manner in which it is currently conducted and shall not enter into any contract without the prior written consent of RTO, other than the Joint Venture Agreement which may be entered into without RTO’s consent.

Section 6.02.  Litigation. From the date of this Agreement to the Closing Date, Terra Nostra shall notify RTO of any actions or proceedings of the type described in Section 4.12 that are threatened or commenced against Terra Nostra or against any officer, director, employee, properties or assets of Terra Nostra with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.03.

Conduct of Terra Nostra Pending the Closing.  From the date hereof through the Closing Date,

(a)

Terra Nostra shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date

(b)

Terra Nostra shall promptly notify RTO of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Terra Nostra.

Section 6.04.  Corporate Examinations and Investigations.  Prior to the Closing Date, RTO shall be entitled, through its employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Terra Nostra, and of the books, records, tax returns, results of operations and financial condition of Terra Nostra.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Terra Nostra and the employees and representatives of Terra Nostra, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination

Section 6.05.

Expenses.  Terra Nostra shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 6.06.

Further Assurances.  Terra Nostra shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 6.07.

Charter Amendments.

(a)

Prior to the Closing Date, Terra Nostra shall take all necessary corporate steps to cause the Articles of Incorporation and By-laws of Terra Nostra to be amended:

(i)

to effect a “reverse split” of its issued and outstanding shares, at a ratio of 10:1 with all fractional shares rounded up to the nearest whole share (“the Reverse Split”), prior to issuing any of the Terra Nostra Acquisition Shares, or any of the common shares to be issued pursuant to Article VI of this Agreement;

(ii)

to change the name of Terra Nostra to “Terra Nostra Resources Corp”, or some other name that the parties may determine; and

(iii)

to set the number of authorized shares of Terra Nostra’s common stock at 100,000,000.

(b)

Terra Nostra shall conduct the amendments listed in section 6.07(a) in accordance with U.S. securities laws and regulations and to that end, Terra Nostra shall file with the Securities Exchange Commission (“SEC”) any and all forms necessary to perfect the amendments listed in section 6.07(a); and

(c)

There shall be no other amendments of, or modifications to, the Articles or Certificate of Incorporation or By-laws of Terra Nostra.

Section 6.08.  Subsidiary.  On or prior to the Closing Date, and effective on the Closing Date, Terra Nostra shall take all necessary corporate steps to cause the divestiture of its wholly owned subsidiary, Bio Integra Inc.

Section 6.09.

Directors.  On or prior to the Closing Date, and effective on the Closing Date, Terra Nostra shall take all necessary corporate steps to cause:

(a)

the resignation of two directors from the Board of Directors of Terra Nostra; and

(b)

the election and appointment of two (2) nominees, designated by RTO, as new directors of Terra Nostra.

Section 6.10.

Shares for Debt.  Terra Nostra will issue 1,700,000 Post Reverse Split Common Shares in order to eliminate all of the debt as stated in Terra Nostra Financial Statements (the “Existing Debt”), save and except for undisclosed liabilities of up to $30,000, as allowed for in Section 4.10.  Terra Nostra will provide sufficient documentation to RTO, on or prior to the closing date, that will evidence the elimination of the Existing Debt.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATION OF TERRA NOSTRA TO CLOSE

The obligation of Terra Nostra to enter into and complete the Acquisition and related transactions contemplated by the Agreement is subject, at Terra Nostra’s option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 7.01.

Representations and Covenants.

(a)

the representations and warranties of RTO contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

RTO shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date, including but not limited to the full execution and delivery of the RTO JV Termination Agreement, executed by both RTO & SJCCL.  RTO shall have delivered to Terra Nostra a certificate, dated the Closing Date, and signed by RTO to the foregoing effect.

Section 7.02.

Governmental Permits and Approvals.

(a)

The Joint Venture Agreement, in a form satisfactory to Terra Nostra, in its sole discretion, shall be executed by both Terra Nostra and SJCCL, and such other parties as may be required to execute the Joint Venture Agreement so as to include not only the assets of Shandong Jinpeng Copper Co., Ltd. but also the assets of other related companies, including, as required, Shandong Jinpeng Copper Co., Shandong Jinwang Copper Co., Shandong Quanxin Stainless Steel Co., Zouping Jinwang Copper Co., and Zouping Regenerated Resources Co. Ltd.

(b)

All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business to be carried on by the Joint Venture Company substantially in the manner as required for the Joint Venture Company to operate as a joint venture under the applicable laws and regulations of the People’s Republic of China, including the laws on Joint Ventures Using Chinese and Foreign Investment, and as may be necessary to operate the Joint Venture Company as contemplated by the Joint Venture Agreement including the business licenses referred to in the Joint Venture Agreement; and

(c)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 7.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with RTO that may be required in connections with the performance by RTO of their obligations under this Agreement or the continuance of such contracts with RTO in full force and effect after the Closing Date, shall have been obtained.

Section 7.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on RTO or the Joint Venture Agreement.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF RTO TO CLOSE

The obligation of RTO to enter into and complete the Acquisition, and related transactions contemplated by this Agreement, is subject, at the RTO’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01.

Representations and Covenants.

(a)

The representations and warranties of Terra Nostra contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)

Terra Nostra shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.  Terra Nostra shall have delivered to RTO a certificate dated the Closing Date, and signed by an authorized signatory of Terra Nostra to the foregoing effect.

Section 8.02.

Capitalization.  On the Closing Date, the capitalization of Terra Nostra shall be as represented in Schedule 8.02, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued and pursuant to this Agreement.

ARTICLE IX

CLOSING ARRANGEMENTS

Section 9.01.  Closing Location.  The closing of the Acquisition and the other transactions contemplated by this Agreement (“the Closing”) will take place at 13:00 (PST) on the Closing Date at the offices of RTO’s Solicitor, or such other date or location as the parties may agree to in writing.

Section 9.02.  RTO’s Closing Documents.  At the Closing, RTO will tender to Terra Nostra:

(a)

Certified copies of resolutions of the directors of RTO in a form satisfactory to Terra Nostra, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the execution and delivery of the RTO JV Termination Agreement.

(b)

A certificate executed by RTO pursuant to Section 7.01(b).

Section 9.03. Terra Nostra’ Closing Documents.  At the Closing, Terra Nostra will tender to RTO:

(a)

Certified copies of resolutions of the directors of Terra Nostra in a form satisfactory to RTO, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the amendments as specified in 6.07(a);

(iii)

the resignation of two directors (2) from Terra Nostra;

(iv)

the appointment of two directors (2) which are nominees of RTO.

(b)

share certificates, registered in the names of RTO and/or its Assigns, representing the Terra Nostra Acquisition Shares;

(c)

a certified copy of the share issuance order of Terra Nostra showing RTO and/or its assigns as the registered owners of the Terra Nostra Acquisition Shares;

(d)

A certificate executed by Terra Nostra pursuant to Section 8.01(b).

Section 9.04.  The parties hereto mutually agree to conduct the Closing by relying upon the exchange of solicitors’ undertakings and that the Closing shall take place in the following sequence:

(a)

The Terra Nostra Solicitor will deliver to RTO’s Solicitor the Terra Nostra Closing Documents, upon the latter’s undertaking to hold them in trust;

(b)

Upon receipt of the Terra Nostra’ Closing Documents, RTO’s Solicitor will hold them in trust until it is able to deliver to the Terra Nostra’s Solicitor RTO’s Closing Documents;

(c)

RTO’s Solicitor will then deliver to the Terra Nostra’s Solicitor RTO’s Closing Documents; and

(d)

Once Terra Nostra’s Solicitor has received RTO’s Closing Documents, then the Closing will be complete and:

(i)

Terra Nostra’s Solicitor shall release RTO’s Closing Documents to Terra Nostra; and

(ii)

RTO’s Solicitor shall release Terra Nostra’s Closing Documents to RTO.

ARTICLE X

MISCELLANEOUS

Section 10.1.  Public Notices.  The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 10.2.  Time.  Time shall be of the essence hereof.

Section 10.3.  Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

if to RTO, at: RTO’s Solicitor, facsimile number (604) 534-5927, attention Don G. Burrell;

if to Terra Nostra, at: Terra Nostra’s Solicitor, facsimile number (403) 272-3620, attention W. Scott Lawler;

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 10.4.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Nevada and the parties submit and attorn to the jurisdiction of the courts of the State of Nevada.

Section 10.5.   Severability.  If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 10.6.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 10.7.  Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 10.8.  Enurement.  This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 10.9.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Section 10.10.  Currency.  All amounts expressed in this document are in US Dollars, unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

RTO INVESTMENTS CORP.,

TERRA NOSTRA TECHNOLOGY LTD.,

a Bahamian corporation

a Nevada corporation

By:  /s/ Baird Limited

By:/s/ Richard St. Julien

Name:

Baird Limited

Name: Richard St. Julien

Title: Director

Title: Vice-President, Secretary

SCHEDULE 1.01C

JOINT VENTURE AGREEMENT

Copy of Joint Venture Agreement by and between Terra Nostra & SJCCL.

SCHEDULE 3.06

RTO JV TERMINATION AGREEMENT

Copy of the RTO JV Termination Agreement by and between RTO & SJCCL.

 SCHEDULE 4.05

PRE & POST REVERSE SPLIT COMMON SHARES CAPITALIZATION OF TERRA NOSTRA

Authorized Capital

100,000,000 common shares authorized for issuance.

Common Shares

Pre-Reverse Split	Post-Reverse Split
30,822,349	3,082,235*

Warrants, Options, ROFR, Pre-empted Rights

Warrant Holder	Pre-Rollback Warrants	Post-Rollback Warrants	Pre / Post-Rollback Warrant Price
Rolland Veilleux	500,000	50,000*	$0.40 / $4.00
Quattro Investments Ltd.	143,256	14,326*	$0.40 / $4.00
Quattro Investments Ltd.	200,000	20,000*	$0.50 / $5.00
Bucaneer Holdings Inc.	443,256	44,326*	$0.50 / $5.00

Total	1,286,512	128,652*

*or such other number as may reflect the rounding up pursuant to the reverse split

SCHEDULE 8.02

TERRA NOSTRA CAPITALIZATION AT CLOSING

Terra Nostra Capitalization - Shares

Section	Shares	Comment
Section 6.07(a)(i)	3,082,235*	Post Reverse Split Common Shares
Section 6.10(a)	1,700,000	Shares for Debt
Section 2.0	38,000,000	Acquisition shares issued to RTO and/or Assigns

Total	42,782,235*

Terra Nostra Capitalization - Warrants

No additional warrants issued, therefore 128,652*

*or such other number as may reflect the rounding up pursuant to the reverse split